Exhibit 10.4

Contract No: _____________

PREMISES LEASE CONTRACT

Lessor ( Party A)：Guangzhou Panyu Energy Saving Technology Park Development Co., Ltd

Address： Room 101, Building No. 12, Tian’an Headquarters Center, No. 555, North Panyu Avenue,

Donghuan Street, Panyu District, Guangzhou, Guangdong Province, PRC.

Phone：

Lessee (Party B)： Guangdong Tiancheng Jinhui Enterprise Development Co., Ltd.

Address：Room 1301,1302,1303,1304 , Building No. 25, Tian’an Headquarters Center, No. 555,

North Panyu Avenue, Donghuan Street, Panyu District, Guangzhou, Guangdong Province, PRC

Phone：

Party A and B have, in respect of leasing the legitimate premises owned by Party A to Party B reached an agreement through friendly consultation to conclude the following contract.

1. Location of the premises

Party A will lease to Party B the premises and attached facilities owned by itself which is located at (Room 1301,1302,1303,1304 , Building No. 25, ) , The registered size of the leased premises is 1451.04 square meters. Party B has fully understood the property and the nature of its use, and is willing to fully implement the property management regulations of Panyu Energy Conservation Science and Technology Park by using the property. es. Party B leases the property for office, research and development purpose.

2. Lease term

The lease term will be from 2021/12/09 to 2025/10/ 08/.

The leasing fee including VTA will be paid by month from 2021/12/09.

3. Rental and payment

(1)	Amount

Lease Period: 3 year 10 month	Unit Price (VAT include)	Monthly Rent Amount
2021/12/09—2022/10/08	63.6 Yuan/m2/Month	92286 Yuan/Month
2022/10/09—2023/10/08	67.42 Yuan/m2/Month	97829 Yuan/Month
2023/10/09—2024/10/08	71.47 Yuan/m2/Month	103706 Yuan/Month
2024/10/09—2025/10/08	75.76 Yuan/m2/Month	109931 Yuan/Month

Property rent is based on the principle of paying first and using later，payment of rental will be paid one installment every month(s).Party B should pay the rental before 5th of each month. In the event of a statutory holiday or rest day, Party B shall pay Party A on the first working day after the statutory holiday or rest day. When Party A collects the rent, it shall issue an invoice to Party B, and Party A shall be responsible for the invoicing tax.

Party B shall pay the rent by bank transfer to Party A’s account

Account Name:

Opening Bank:

Account Number :

(2) Late Fee

If Party B pays the rent overdue, in addition to making it up in time, Party B shall also pay Party A a late payment fee (calculation of late payment fee: arrears of rent including VAT × number of days in arrears × 0.5%). During the lease period, Party B shall pay all expenses such as rent, property management fee, water fee, electricity fee, public water and electricity fee, etc., if Party B defaults on rent, property management fee, water fee, electricity fee, public water and electricity fee, etc. for more than 10 days, Party A has the right to notify the property management company to take measures such as water and power outages on the leased property after notifying Party B, until Party B has paid all the arrears and related penalty interest, late payment fines and liquidated damages. Party B agree and unconditionally accept the mentioned measures taken by Party A. Party B shall bear all losses such as property losses and business losses caused by measures such as water outages and power outages. If Party B is in arrears for more than 15 days and remains unpaid or the accumulated amount of the arrears exceeds ¥2,000, Party A has the right to unilaterally terminate this contract, the lease deposit will not be returned, and the property will be recovered.

(3) Deposit：

To ensure full performance of the contract, party B shall pay to party , 184752 Yuan ( double the first month rent of VAT) and the first month rent including VAT 92286 Yuan within three days from the date of signing the contract.

During the contract period, the security deposit shall not be used to deduct all expenses such as rent, property management fee, water fee, electricity fee, public water and electricity fee, etc. during the lease period, the security deposit shall be kept by Party A. After the lease expires ,if Party B has not breached the contract and there is no objection after the inspection by both parties, if Party B moves out of the property and complete the cancellation or relocation procedures related to the property, such as industrial and commercial address, tax registration, telephone, etc., Party A will return it to Party B at one time without interest. If the contract is cancelled in advance due to Party B’s reasons, Party A has the right not to refund the rental deposit including VAT paid by Party B.

4. Agreements on the Invoice.

(1) If Party B requires Party A to issue a special VAT invoice, it shall provide the following information correctly and truthfully, and Party A shall issue an invoice according to the invoice information provided:

1. Company Name: Guangdong Tiancheng Jinhui Enterprise Development Co., Ltd.

2. Taxpayer Identification Number:：

3. Taxation Registration Address:

4. Phone:

5. Opening Bank:

6. Account Number:

If Party B is unable to provide the above invoicing information, or if Party B is an individual, individual industrial and commercial household, or a small-scale taxpayer, Party A will issue an ordinary VAT invoice.

If Party B is recognized as a general VAT taxpayer by a non-VAT general taxpayer in the future, and needs to provide invoicing information in a timely manner, Party A will issue an invoice to Party B the next time it receives the rent including VAT and receives the invoicing information provided by Party B Special VAT invoice.

2) The VAT collection rate of Party A’s rental is 5%, so the tax rate of the special VAT invoice issued is 5%. If the tax law adjusts the VAT collection method of the subject property of this lease contract, Party A has the right to change the tax calculation method accordingly.

(3) After the VAT invoice issued by Party A is signed by Party B, if it is lost and causes economic loss to Party B, Party A shall not be responsible for compensation.

4) Party A shall issue a VAT invoice after receiving Party B’s rent including VAT. Party A does not accept the request for invoicing in advance without payment of fees.

5. Property Transfer Agreement

From 2021/12/09, Party A will deliver the leased property to Party B for use as it is.

6. During the contract period, Party B’s water and electricity fees, property management fees and other fees arising from the use of the house shall be borne by Party B: the creditor’s rights and debts arising from the operation and use of Party B shall be borne by Party B.

7. During the contract period, Party B has the right to investigate the corresponding responsibilities of Party A if Party A has the following circumstances.

(1) If Party A fails to fulfill the property handover agreement, it shall pay Party B liquidated damages (calculation of liquidated damages: first month’s rent including VAT × number of days of extension × 0.5%), if overdue exceeds 30 days, Party B has the right to unilaterally To terminate the contract, Party A shall return to Party B twice the rental deposit including VAT paid by Party B.

(2) During the contract period, if Party B cannot use the property due to its own quality problems, Party A shall respond within 2 days after receiving the notice from Party B, and take effective measures to repair it.

(3) During the contract period, if Party A transfers the property, Party B shall enjoy the priority of assignment under the same conditions, but Party B shall reply in writing within ten days after receiving the written notice from Party A, otherwise it shall be deemed that Party B has given up. If Party B abandons the assignment, Party A shall ensure that the third-party assignee continues to perform all the contents stated in this contract.

(4) Party A guarantees that the property rights of the leased property are clear, otherwise, Party A shall compensate Party B for the economic losses caused.

8. During the contract period, Party B has the right to notify the property management company to implement water and power outage measures to suspend Party B from using the property, and Party A has the right to choose to unilaterally terminate this contract and pursue Party B’s corresponding responsibilities:

(1) Without the consent of Party A, subletting, subletting or subletting the house to others for use.

(2) Without the consent of Party A, dismantling, modifying, or destroying the structure of the leased property and its ancillary facilities and equipment (including but not limited to ceilings, floors, walls, pipelines, entry door devices and other fixed decoration facilities and equipment) , and after Party A’s written notice, Party B has not corrected and repaired it within the time limit required by Party A.

(3) Changing the use and business scope of the property without Party A’s consent.

(4) Using the property to conduct illegal activities.

(5) The arrears of rent including value-added tax or other expenses such as property management fees or water and electricity fees have not been paid for more than 15 days, or the accumulated amount of the arrears exceeds ¥2,000.

(6) Failing to legally obtain the corresponding business qualifications or committing other illegal acts.

(7) Other circumstances stipulated in this contract.

If Party B is in any of the above situations, Party A has the right to unilaterally terminate this contract and unconditionally take back the leased property, and also has the right to: 1. No need to refund the rental deposit including VAT paid by Party B; 2. No need to compensate Party B 3. If Party A or a third party suffers personal or property losses due to Party B’s illegal or breach of contract, Party B shall be liable for compensation.

9. Other Agreements

(1)	Party B has fully understood the nature and use of the property and has no objection, and is willing to bear all the expenses arising from the use of the property.

(2)	Party B shall go through the approval procedures related to business operations in accordance with the requirements of government departments and property management units. If Party A is punished by relevant competent authorities or bear relevant responsibilities in other forms due to Party B’s illegal behavior, Party A has the right to report to Party B. Recovery, and can be dealt with in accordance with Article 8 of this contract.

(3)	During the lease period, Party B shall settle the wages of the employees every month, and shall not be in arrears. In the event of labor disputes, Party A has the right to intervene and supervise Party B to solve the problem, and Party B shall not move during this period. If the labor dispute can’t be resolved within 30 days, Party A has the right to report the situation to the relevant department of the labor bureau, and the government department will intervene and deal with it, and can handle it in accordance with Article 8 of this contract.

(4)	During the contract period, Party B shall ensure the safe and reasonable use of the leased property and its ancillary facilities, the structure of the property and its ancillary facilities and equipment shall not be demolished, altered or destroyed without authorization, and the use and safety of adjacent properties shall not be affected. Party B shall maintain the property in good condition, and Party B shall bear the maintenance cost arising from the damage to the property. When returning the property, Party B shall keep the property and its fixed decoration facilities and equipment in good condition, and shall not affect the normal use of the property. For fixed decoration facilities and equipment (including but not limited to ceilings, floors, walls, pipelines, entry door devices and other fixed decoration facilities and equipment), Party B shall not dismantle or destroy it without the written consent of Party A.

(5)	During the contract period, without the written consent of Party A, Party B shall not build, hang or post any kind of objects on the inside or outside of the property (including but not limited to exterior walls, inside and outside of glass curtain walls, balcony railings, etc.) or structures (including but not limited to signs, notices, advertisements, etc.). Otherwise, Party B shall restore the original state by itself. If the original state is not restored within the time limit specified by Party A after being urged by Party A, Party B shall pay Party A a penalty of ¥1,000 per day for each overdue day. If the original state is not restored within 15 days, Party A hasthe right to cancel this contract and deal with it in accordance with Article 8 of this contract.

(6)	After the expiration of the contract, if Party A continues to lease the property, Party B has the priority to lease the property under the same conditions, but Party B must submit a written proposal to Party A three months before the expiration of the lease.

(7)	Party B shall go through all legal procedures for business operation, such as industry and commerce, taxation, environmental protection, fire protection, etc., to ensure legal operation. If Party B fails to obtain the above-mentioned legal procedures or engages in other illegal business operations, it shall be deemed as a breach of contract by Party B, and Party A has the right to unilaterally terminate the contract. If Party A or a third party suffers personal or property losses, Party B shall be liable for compensation. Party A shall provide necessary assistance for Party B to apply for business license, industrial and commercial registration, etc. Party B shall bear the legal consequences of Party B’s failure or inability to apply for relevant legal certificates. At the same time, Party A has the right to deal with it in accordance with Article 8 of this contract.

(8)	After the contract expires, if both parties fail to renew the lease contract, Party B must move out of the property within 3 days from the expiration of the lease. Otherwise, Party A has the right to notify the property management company to implement measures such as water and power outages on the property, and require Party B to pay overdue rent including VAT and charge 50% of the total rent including VAT during the occupation period, and not refund the amount including VAT. Value-added tax rental deposit, and Party A has the right to unilaterally take back the property after checking Party B’s items in accordance with the ninth method of this article.

(9)	If Party A unilaterally terminates the contract due to Party B’s breach of contract, Party B shall unconditionally move out of the property within 3 days from the date of receipt of the official notice from Party A. Otherwise, Party A has the right to notify the property management company to implement measures such as water and power outages on the property, and enter the property with the proof of the staff of the property management office. After checking the items stored in the property by Party B, Party A has the right to deal with Party B. The items are used to pay off the arrears of rent and related expenses, and unilaterally take back the property. Party B agrees and accepts it unconditionally.

(10)	As for the fixed decorations or equipment and facilities produced by Party B’s decoration and renovation, if this contract is terminated in advance due to the expiration of the lease term or due to Party B’s breach of contract, it shall be owned by Party A free of charge.

(11)	During the contract period, Party B must perform the obligation to pay the rent on time according to the contract. If Party B is in arrears of rent for more than 10 days, Party A has the right to notify the property management company to implement measures such as water and power outages on the property after notifying Party B.

(12)	Party B has the right to notify the property management company that Party A has the right to notify the property management company to take measures such as water and power outages for the property, and unconditionally accepts it. Due to water outages, power outages and other measures, Party B’s property losses, business losses and other losses are all losses. All are borne by Party B.

(13)	If Party B needs to cancel or terminate the lease in advance due to its own reasons, it must notify

Party A in writing two months in advance and obtain the written consent of Party A. The decoration cost of the leased property invested will not be compensated. Party B shall not damage the property and its ancillary facilities and equipment and fixed decoration facilities and equipment invested by Party B (including but not limited to ceilings, floors, walls, pipelines, entry door devices, etc. The fixed decoration facilities and equipment shall be owned by Party A for free) and shall not affect the use of the property, otherwise Party B shall bear the legal responsibility for repairing the leased property and bear all the repair costs.

(14)	During the lease period, if Party B applies for the lease of the leased property under this contract, it shall obtain the written consent of Party A, and Party B voluntarily and irrevocably shall voluntarily and irrevocably impose on the third party (other persons of the leased property under this contract); The lessee) shall fully perform all the obligations of the lease contract signed by the third party and provide Party A with joint and several guarantees. Once either party of the lessee terminates the lease contract in advance or defaults on expenses (including but not limited to rent, property management fees, water and electricity fees, etc.) (including but not limited to liability for breach of contract, joint and several guarantee liability, etc.), recover all leased properties and confiscate Party B’s lease deposit, Party B expresses its agreement without any objection.

(15)	If Party B is in arrears and causes this contract to be terminated, Party B shall settle the arrears of the rental property, property management fee, water fee, electricity fee, telecommunication fee, public water and electricity fee, etc. Only the release slip issued by the property management company can move the items in the leased property.

10. Confidentiality clause

Party A and Party B confirm and undertake that all documents, materials and certificates provided to the other party are legal and valid without any falsehood. If the fraudulent act affects the other party or the decision to sign the contract, the fraudulent party has the right to terminate the contract in advance. , and demand compensation for losses; neither party shall disclose the other party’s information, documents and other information to the other party, except for the disclosure of the other party’s information, documents and other information due to the application of the relevant administrative departments and units for business procedures or the judicial authority’s request. At the same time, the rent involved in this contract shall be kept confidential.

11. During the contract period, Party B must designate a special person to be responsible for docking with Party A on rent and lease contract related matters. In case of change of contact person, Party B shall notify Party A in writing in time, otherwise all consequences arising from the change of contact person shall be borne by Party B. Party B confirms that the contact address, contact person, contact information, etc. filled in this contract are accurate and valid, and the contact address filled in this contract is the valid delivery address. , otherwise, Party A shall notify Party B according to the contact information stipulated in this contract, which shall be deemed to be legally and effectively served on Party B. If it is not actually delivered, the responsibility and the loss caused by it shall be entirely borne by Party B, and Party A shall not bear any responsibility for this.

Contact:

Address：

Phone：

12. Matters not covered in this contract shall be resolved through mutual negotiation by both parties. If the negotiation fails, both parties may file a lawsuit in the People’s Court of Panyu District.

13. The contract is in quadruplicate, which will come into effect after being signed and sealed, with both parties holding two copies.

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Party A(Seal):	Guangzhou Panyu Energy Saving Technology Park Development Co., Ltd (Seal)

Date:	November 26, 2021

Party B(Seal):	Guangdong Tiancheng Jinhui Enterprise Development Co., Ltd.(Seal)

Authorized Representative:	/s/ Dongliang Mao

Date:	November 26, 2021